UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 19, 2015

EARTH SCIENCE TECH, INC.
(Exact name of registrant as specified in charter)

Nevada	45-4267181
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2255 Clades Road, Suite 324A Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 988-8424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 06, 2015, Earth Science Tech, Inc. entered into a License and Distribution Agreement with I Vape Vapor, Inc. a Minnesota corporation.  The purpose of the License and Distribution Agreement is for Earth Science Tech, Inc. to license to I Vape Vapor, Inc. its use of Earth Science Tech’s “Ultra-High Grade CBD Rich Hemp Oil,” with I Vape Vapor, Inc.’s E-Liquids and E-Juices used with E-Cigarettes and for Vaporizers within the United States of America, its territories and possessions only.

As part of the March 06, 2015 License and Distribution Agreement, Earth Science Tech, Inc., on March 19, 2015, formed a wholly owned subsidiary Florida corporation known as Earth Science Tech Vapor One, Inc. with an authorized capitalization of 1,000,000 common shares.  The purpose of forming the subsidiary is to give effect to the March 06, 2015 License and Distribution Agreement with I Vape Vapor, Inc.

(c) Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation for Earth Science Tech Vapor One, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

By:	/s/ Harvey Katz
Harvey Katz
Chief Executive Officer

Date:   April 08, 2015